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                                                                   EXHIBIT 10.43



January 29, 1992


Dixon Dern, Esq.
Dern and Donaldson
1901 Avenue of the Stars
Suite 400
Los Angeles, CA 90067

Re:  FILM ROMAN - "The Simpsons"

Dear Dixon:

The following, together with Exhibits "A", "B", "C", "D", "E", "F" and "G" all of which are attached hereto and incorporated herein by this reference, constitutes a Memorandum of Agreement reciting the principal deal points agreed between Twentieth Television, a division of Twentieth Century Fox Film Corporation ("Fox") and Film Roman ("Animation Studio") with respect to the services and materials to be supplied by Animation Studio in connection with the production of the Fox 1/2 hour animated television series entitled "The Simpsons" ("Series"):

1. ENGAGEMENT OF ANIMATION STUDIO: Fox hereby engages Animation Studio to produce and deliver to Fox all animation required for each episode of the Series produced for the 1992-93 broadcast season. All work, materials and services supplied and performed by Animation Studio shall be "work made for hire" as defined in Section 101 U.S.C., Title 17 - Copyrights.

2. TERM OF AGREEMENT: The term of this agreement ("Term") shall commence on the date hereof and shall continue through delivery to Fox of all elements of each episode of the Series produced for the 1992-93 broadcast season.

3. OPTION TO EXTEND THE TERM: Fox shall have 4 consecutive and dependent options to extend the Term so as to engage the services of Animation Studio on all of the terms and conditions herein for all episodes of the Series produced during each of the following broadcast seasons: 1993-94; 1994-95; 1995-96; 1996-97. Each option shall be exercised by Fox giving Animation Studio notice in writing within 5 business days of Fox's acceptance of an order from FBC (or other buyer) for each such broadcast season. Fox agrees that subject to Fox's acceptance of each order from FBC (or other buyer) and conditioned upon Animation Studio's full performance of its material obligations to Fox hereunder, including, but not limited to, the timely delivery of each episode produced in full conformity with the quality herein
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     specified during each broadcast year, Fox shall exercise each of it's options as set forth above.

4. BUDGET FOR THE 1992-93 BROADCAST SEASON: Attached hereto as Exhibit "A" is a copy of the Budget prepared by Animation Studio to produce each of 22 half-hour episodes of the Series for the 1992-93 broadcast season. The Budget, which totals the sum of $424,627 includes an allowance of $130,000 for the cost of supplying animation to be produced in Korea. This Budget item described in the Budget as Account # 02-00, is herein after referred to as "Overseas Cost". The Overseas Cost will be negotiated on an annual basis. The actual cost so negotiated will be included in the animation Budget for each subsequent broadcast season. To the extent that the actual Overseas Cost exceeds or is less than the amount specified in Exhibit "A", then Fox will pay such excess and will receive the benefit of such saving. Exhibit "A" has been prepared following extensive discussions between Fox and Animation Studio and in reference to the information contained in Exhibits "B", "C", "D" and "E". To the extent that Animation Studio realizes any savings or incurs any deficit with respect to any line items in Exhibit "A", then such savings and such deficit shall solely be the responsibility of Animation Studio. To the extent that Fox requires any services, work or materials not incorporated as a line item in Exhibit "A" and/or not reflected in Exhibits, "B", "C", and "D", then Fox will pay for such extra items on a cost plus profit basis.

5. BUDGET INCREASES: In the event that Fox exercises the options pursuant to Paragraph 3 above to extend the Term, then the Budget for each broadcast season subsequent to the 1992-93 broadcast season shall, predicated upon the production of 22 shows, increase by an amount equal to 4% of the Budget for the previous broadcast season less the Overseas Cost. In the event that less than 22 shows are to be produced the amount of the budget will be negotiated in good faith.

6. UNFORESEEN CONTINGENCIES: Notwithstanding anything to the contrary in Paragraphs 4 and 5 appearing, Fox shall pay increases and receive the benefit of savings with respect to line items in the Budget where such increases or savings are caused by industry-wide increases or savings not presently known, increases or savings in shipping costs and custom and freight duties, airfare increases and decreases, and increases and savings which occur as a result of an event of force majeure.

7. PRODUCTION SCHEDULE: Attached hereto as Exhibit "B" is a document consisting of a Memo from Richard Raynis to David Robinson dated January 29, 1992 and with reference to "The Simpsons" 1992-93 Animation Studio Production Requirements and Schedule. Also attached as Exhibit "C" is a copy of the Production Deadline Chart for season #4 dated "as of 1/17/92"

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     and, as Exhibit "D", a long form production schedule providing details of and deadlines for each stage of production of the Series. Animation Studio agrees to produce the Series in accordance with Exhibits "B", "C" and "D". Attached hereto as Exhibit "E" is a document consisting of a Memo from Joe Boucher to Richard Raynis dated January 20, 1992, and with reference to "Animation Studio Tape Delivery Requirements". Exhibit "E" amplifies the Delivery Requirements set for in Exhibit "B" and Animation Studio agrees to provide all of the elements set forth in Exhibit "E".

8. APPROVALS: Fox shall have approval over all key Creative Personnel, or changes thereto, engaged by Animation Studio, including Directors, Producers and Overseas Animation Companies. Fox will have approval over all character, prop and background designs, color, storyboards and animatic. Fox will also have approval over all credits accorded by Animation Studio which are to appear on screen. Fox's creative controls will be exercised by Gracie Films. Notwithstanding the foregoing, the credit to be accorded Animation Studio will be as per Exhibit "G".

9. QUALITY OF ANIMATION: The animation to be produced and delivered by Animation Studio to Fox shall be of the same quality as that which Fox has licensed for exhibition during the first 3 broadcast seasons of the Series.

10. INDEMNITY: Fox shall indemnify Animation Studio from and against claims against Fox where Animation Studio is named as a defendant and where the adjudication of such claims does not find causes of action caused by the acts of the Animation Studio Animation Studio hereby indemnifies Fox against claims against Animation Studio where Fox is named as a defendant but the adjudication does not find causes of action caused by the acts of Fox.

11. CASH FLOW SCHEDULE: Attached hereto is Exhibit "F", a document consisting of a Memo dated January 23rd, 1992 from Greg Arsenault to Bill Schultz with reference to "The Simpsons" Cash Flow of 1992-93. Fox agrees to make payment of the monies stated in Exhibit "F" at the times and in the amounts specified herein.

12. ANCILLARY MARKETS: Fox agrees that, to the extent under Fox's control, Animation Studio shall be engaged to provide animation services where required in connection with the exploitation of the Series in ancillary markets e.g. merchandising, advertising, phonographic records, etc...

The remaining terms of our agreement now consist of so-called "boiler plate" provisions, which provisions shall be negotiated in good faith. Unless and until such additional provisions are negotiated and reduced to a writing which is agreed between the

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parties, this Memorandum of Agreement shall constitute the agreement between the parties.

Very truly yours                          ACCEPTED AND AGREED:



     /s/   David M. Robinson              By  /s/ Phil Roman
- ----------------------------                -------------------------------

DAVID M. ROBINSON                         for and on behalf
for and on behalf of                      of Film Roman.
Twentieth Television,
a division of Twentieth
Century Fox Film Corporation.

                                       4
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                             AS PER THE AGREEMENT

                                    BETWEEN

                              FOX AND FILM ROMAN



                                  EXHIBIT "B"

                               JANUARY 29, 1992

TO:       DAVID ROBINSON


FROM:     RICHARD RAYNIS


DATE:     JANUARY 29, 1992


RE:       "THE SIMPSONS" 1992/93 ANIMATION STUDIO PRODUCTION REQUIREMENTS AND
          SCHEDULE

_____________________________________________________________________

The following is a list of production requirements of the animation studio. It is predicated on a 22 episode commitment and the attached schedules.

1. Animation Studio will provide a supervising director, five directors, five assistant directors, and five sheet timers predicated on the attached schedule, "Simps48A". Animation Studio will also provide a sixth directing team for at least one episode, and the necessary support for any clip episodes directed by the Supervising Director. Fox and Gracie have approval of these individuals.

1a. Fox/Gracie will provide the Animation Studio with designs from the previous seasons, including stock models, stock color keys, and any other materials from the previous seasons which are useful or necessary for production.

2. Animation Studio will submit prop, character, and background designs for approval. Upon receipt of designs, the Simpsons producers Matt Groening, Sam Simon, Al Jean and Mike Reiss will have 72 hours to return their notes. Animation Studio will implement changes and submit revised designs until all designs have been approved. Animation Studio will work with producers to resolve design problems and conflicts. Richard Raynis will be the final arbiter on behalf of Gracie and Fox. Animation Studio will supplement designs with whatever turnarounds, mouth charts, views, and other materials are required for the animation.

3. If requested, Animation studio will submit to Matt Groening color prints of the color keys of props, characters and backgrounds for his approval.

4. Animation Studio will submit to Matt Groening and Gracie the first draft storyboard based on the final script. They must be given five days to return notes on Act One of the storyboard, and seven days for notes on Acts Two & Three. This turnaround period must include at least one weekend. If storyboards cannot be delivered within normal working hours, the Animation Studio will arrange delivery of storyboards to producers' homes. Animation

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Studio will compile the storyboard notes from the various Simpsons producers, including Matt Groening, Sam Simon, Al Jean and Mike Reiss, and the episode writer, and notify them of potential problems and conflicts. Richard Raynis will be the final arbiter on behalf of Gracie and Fox. Once the storyboard notes have been resolved, they will be incorporated into the show at the layout stage.

5.   Animation Studio will provide five layout teams.

6. Animation Studio will create an animatic of the layouts. The animatic will be 2100 feet (35mm film) in length, presented on 3/4" video. Animation Studio will attend the animatic screening at Gracie Films. The animatic will be scheduled at producers' convenience. Up to one producer unable to attend the screening will be provided a second tape of the animatic. They will then have 48 hours to submit notes. Animation Studio will compile notes given by Simpsons producers and submit this list to Gracie within 48 hours of the animatic, or within 48 hours of receiving additional notes. Matt Groening, Al Jean and Mike Reiss will then sign off on the animatic retake list. Richard Raynis will arbitrate conflicts.

7. Animation Studio will be responsible for all layout revisions or deletions that are requested by the Simpsons producers as a result of the animatic. The revisions will affect no more than half the scenes in the episode, provided that the animatic is of a level of quality consistent with those of the previous season. Included in the revisions will be up to 60 new scenes required as a result of rewriting.

8. Within the parameters of "7, Animation Studio will incorporate up to 50 new dialogue lines which will be written and recorded after the animatic. Gracie will provide Animation Studio with a script of new dialogue within a week of the animatic. The recording of the new lines will be delivered to the Animation Studio within two weeks of the animatic and incorporated into the show before shipping.

9. Animation Studio is responsible for meeting the delivery requirements of the overseas studios. If any problems arise from Gracie's late delivery of materials to the Animation Studio which may cause a delay in shipping materials overseas, Animation Studio must notify Gracie, via Richard Raynis, so that Gracie may take the necessary steps to avoid the delay, or elect to negotiate with the Animation Studio for an overage or delay.

10. Animation Studio is responsible for the quality and the timely delivery of the animation completed overseas. Animation Studio will provide an overseas supervisor and cover all costs, including shipping, customs, travel, etc., relating to the overseas animation.

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11.  Animation Studio will be responsible for getting all materials through customs.  They will also be responsible for duties and custom broker fees.

12. Animation Studio will edit, sync, and transfer to 3/4" video tape the 35mm color work print. Animation Studio will attend the screening at Gracie scheduled at the Simpsons producers' convenience, and be responsible for taking and compiling animation retake notes given at the screening.

13. Animation Studio is responsible for calling all technical retakes, and any charges related to technical retakes. Animation Studio will also compile a list of all non-technical retakes, and calculate the charges. The preliminary retake list, including charges, will be delivered to Gracie within 24 hours of the initial color screening. Once Simpsons producers have determined which non-technical retakes are necessary, and Richard Raynis has approved the charges in writing, the Animation Studio will oversee and guarantee the production and delivery of the retakes.

14. Animation Studio will assemble and transfer the 35mm negative and retakes. The final telecine will be delivered on 1" video and 3/4" video. The 1" master will include a synced composite dialogue track.

15. Animation Studio will deliver to Gracie Films the Take 1 telecine master no later than five days from the scheduled Take 1 delivery from-overseas. The retakes will be delivered as follows:

Take 2 1" to be delivered no later than 16 days from the scheduled Take 1 delivery date from overseas.

Take 3 1" to be delivered no later than 6 days from the scheduled Take 2 delivery date.

Take 4 1" to be delivered no later than 6 days from the scheduled Take 3 delivery date.

cc:  Boucher, Joe
     Cavanaugh, Valerie
     Goldstein, Charlie
     Groening, Matt
     Jean, Al
     Mendel, Mike
     Reiss, Mike
     Sakai, Richard
     Schoenbrun, Mike
     Simon, Sam
     Sirkot, Denise
     Tsumura, Ken

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

                             AS PER THE AGREEMENT

                                    BETWEEN

                              FOX AND FILM ROMAN



                                  EXHIBIT "D"

                               JANUARY 29, 1992

To:        Richard Raynis

From:     Joe Boucher

Date:     1/20/92

Subject:  Animation Studio Tape Delivery Requirements

Copies:   Mike Mendel
          Ken Tsumura
          Ed Massour
          David Robinson

Animatic Screening
- ------------------

The animation studio should provide (1) 3/4" viewing, one-lite telecine transfer to screen with the producers, and (1) 3/4" copy to leave with Gracie (address track and visible time code if possible)

Color Screening
- ---------------

The animation studio should provide (1) 3/4" viewing one-lite telecine transfer to screen with the producers, and (1) 3/4" copy to leave with Gracie (address track and visible time code if possible)

1" Color Corrected Telecine Master
- ----------------------------------

The animation studio should deliver (1) scene-to-scene, color corrected 1" Telecine Master with drop-frame time code and (1) 3/4" dub with visible and
                     ----------
address track time code to Gracie.

- -    The animation studio should also be responsible for making a 1" protection of the master to use in color matching the retakes.

Gracie's 1" Master and 3/4" should be delivered to:

                       Attn:  Vault
                              Laser-Pacific
                              Burbank, Ca. 91505

The animation studio should inform The Simpsons Post Production Staff of their schedule prior to the delivery of any tapes.

Note: The synched composite dialogue track on all tapes should be on both Channel 1 & 2.

Take 2's, 3's, & 4's
- --------------------

The 1" & 3/4" delivery requirements and specs for all telecined retakes are identical to the above 1" Master and 3/4" and should also be delivered to the Vault at Laser-Pacific.